[LETTERHEAD OF DAVID T. THOMSON, P.C.]

January 29, 2004


U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

I have read Item 4 of Power Save International, Inc.'s Form 8-K dated January 29, 2004 (Date of earliest event reported: September 26, 2003),
and am in agreement with the statements contained in Item 4(a).   As to
Item 4(b), I have no basis on which to agree or disagree with the statements made regarding Stark Winter Schenkein & Co., LLP or the other statements contained in Item 4(b).

Very truly yours,

David T. Thomson, P.C.